UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2023

1847 Holdings LLC
(Exact name of registrant as specified in its charter)

Delaware	001-41368	38-3922937
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 21st Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 417-9800
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	EFSH	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.08	Shareholder Director Nominations

On March 10, 2023, the board of directors of 1847 Holdings LLC (the “Company”) established that the Company’s inaugural Annual Meeting of Shareholders (the “Annual Meeting”) will be held virtually on Tuesday, May 9, 2023 at 2:00 p.m. Eastern Time. Additional details regarding the Annual Meeting, including the record date for determining shareholders entitled to receive notice of, and to vote at, the Annual Meeting, will be specified in the Company’s notice of annual meeting and related proxy statement for the Annual Meeting. Pursuant to the Company’s Second Amended and Restated Operating Agreement, dated January 19, 2018, as amended (the “Operating Agreement”), and Rule 14a5(f) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company is confirming the deadlines for shareholder proposals and nominations for the Annual Meeting by means of this report.

In order to be included in the Company’s proxy statement relating to the Annual Meeting pursuant to Rule 14a-8, a shareholder proposal must be received at the Company’s principal executive offices no later than March 20, 2023 (which the Company has determined to be a reasonable period of time before it expects to begin to print and distribute its proxy materials prior to the Annual Meeting). Any such proposal must also meet the requirements set forth in the rules and regulations of the Exchange Act in order to be eligible for inclusion in the proxy materials for the Annual Meeting.

With respect to shareholder proposals to be presented at the Annual Meeting which are not intended to be included in the Company’s proxy statement relating to the Annual Meeting, pursuant to the Operating Agreement, a shareholder’s written notice of such proposal, in the form specified in the Operating Agreement, must be delivered to or mailed and received at the Company’s principal executive offices no later than March 20, 2023 (the tenth day after a statement setting forth the date of the Annual Meeting was first disclosed to the public). Pursuant to Rule 14a-4(c)(1) promulgated under the Exchange Act, the Company’s management will have discretionary authority to vote on any matter of which the Company does not receive notice of by March 20, 2023 with respect to proxies submitted for the Annual Meeting. The notice must include all of the information required by the Company’s Operating Agreement and applicable securities laws.

Pursuant to the Operating Agreement, in order to nominate persons for election to the Board of Directors at the Annual Meeting, a shareholder must deliver notice of the intention to submit nominations at the Annual Meeting, in the form specified in the Operating Agreement, to the Secretary of the Company no later than March 20, 2023 (the tenth day after a statement setting forth the date of the Annual Meeting was first disclosed to the public). The Company is not required to include in its proxy statement any director nominated by a shareholder through this process. Except as otherwise provided by law, the Chairman of the Annual Meeting shall have the power and duty to determine whether a nomination or any business proposal was made in accordance with the procedures set forth in the Operating agreement.

The foregoing description of the advance notice provisions contained in the Operating Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Operating Agreement. Shareholders are urged to read the complete text of such advance notice provisions.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 10, 2023	1847 HOLDINGS LLC

/s/ Ellery W. Roberts
Name: Ellery W. Roberts
Title: Chief Executive Officer